UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2010 (July 22, 2010)
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware	1-9397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2929 Allen Parkway, Suite 2100
Houston, Texas	77019
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
(a) On July 22, 2010, Baker Hughes Incorporated (the “Company or Baker Hughes”) adopted an Amendment, Termination and Liquidation Agreement to the BJ Services Company LLC Directors’ Benefit Plan (the “Directors’ Benefit Plan”). The Directors’ Benefit Plan was terminated on July 22, 2010 with all benefits under the Plan being distributed in single lump sum payments on or before December 31, 2010. Six former members of the BJ Services Company, Inc. Board of Directors, including Mr. James L. Payne, a member of the Baker Hughes Board of Directors, currently participate in the Directors’ Benefit Plan.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On July 22, 2010, the Company adopted the following:
     (i) an amendment and restatement to the Baker Hughes Incorporated Supplemental Retirement Plan effective as of January 1, 2011(the “SRP”) to (a) permit elective deferrals of eligible discretionary cash bonuses, (b) eliminate the Thrift Plan (401(k)) pre-tax contribution restoration feature and (c) provide for matching contributions in an amount equal to (1) five percent of the participant’s elective deferrals under the SRP for the plan year, plus (2) five percent of the participant’s base compensation, incentive bonus under the Baker Hughes Incorporated Annual Incentive Plan and eligible discretionary cash bonus payable for the plan year (whether or not deferred under the Thrift Plan or the SRP) in excess of the sum of the applicable limitation under section 401(a)(17) of the Internal Revenue Code ($245,000 for 2010) and the participant’s elective deferrals under the SRP for the plan year. Each of the Named Executive Officers participates in the SRP.
     (ii) See Item 1.02(a) above.
The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the Directors’ Benefit Plan and the SRP, which are each filed with this Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated into these Items 1.02 and 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.
          (c) Exhibits.
          10.1 BJ Services Company LLC Directors’ Benefit Plan Amendment, Termination and Liquidation Agreement effective as of July 22, 2010.
          10.2 Baker Hughes Incorporated Supplemental Retirement Plan as amended and restated effective as of January 1, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: July 26, 2010	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

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